EXHIBIT A

         to the Expense Limitation Agreement dated May 1, 2007, between
           Allianz Variable Insurance Products Fund of Funds Trust and
       Allianz Life Advisors, LLC (now Allianz Investment Management LLC)

                        Effective through April 30, 2010





       Name of Fund                                    Expense Limitation

AZL Fusion Balanced Fund                                         .30%
AZL Fusion Moderate Fund                                         .30%
AZL Fusion Growth Fund                                           .30%



                     Allianz Variable Insurance Products Fund of Funds Trust


                     By:/s/ Jeffrey Kletti
                       __________________________________________________

                     Name: Jeffrey Kletti

                     Title: President



                     Allianz Investment Management LLC


                     By:/s/ Jeffrey Kletti
                        __________________________________________________

                     Name: Jeffrey Kletti

                     Title: President



                                                             Updated 10/22/2008